Exhibit (c)(1) Project Precision Discussion Materials November 1, 2017

Precision Historical and Projected Financials Source: Historical financials per Precision public filings and public Precision Investor Presentations; projected financials per Precision Management Note: Assumes that projections reflect expense associated with the operational change from selling facilities. PROJECT PRECISION 1 1. 2013A-2016A Adj. EBITDA figures per Precision 4th Quarter 2016 Financial Results Supplemental Slides dated 09-Feb-2017; 2017E Adj. EBITDA per Precision Management and is adjusted for $2.6mm restructuring adjustment, $1.3mm CEO transition adjustment, and $0.1mm of other adjustments; see appendix for adjustments detail for 2013A-2016A. Historical and projected net periodic benefit cost per Precision Management. Free cash flow defined as Adj. EBITDA less capital expenditures. Defined as current assets (excluding cash) less current liabilities (excluding current portion of long term debt and deferred income taxes). 2. 3. 4. FYE December 31 Historical ($ millions) 2013A 2014A 2015A 2016A CAGR '13A - '16A Projected 2017E 2018P 2019P 2020P 2021P 2022P 2023P CAGR '17E - '23P Net Sales $329 $312 $315 $292 (3.9%) $312 $326 $337 $347 $358 $368 $379 3.3% % growth (1.5%) (5.4%) 1.2% (7.4%) COGS 224 211 211 194 Gross Margin $106 $101 $105 $98 % margin 32.1% 32.3% 33.2% 33.4% (2.6%) 7.0% 4.3% 3.5% 3.0% 3.0% 3.0% 3.0% 207 213 217 223 230 236 243 $106 $113 $120 $124 $128 $132 $137 33.8% 34.7% 35.7% 35.7% 35.8% 35.9% 36.0% 4.4% Adj. EBITDA(1) $27 $15 $19 $16 (16.4%) $21 $32 $37 $39 $42 $45 $49 15.5% % margin 8.2% 4.8% 6.0% 5.4% % growth (2.3%) (44.6%) 26.2% (16.5%) Net Periodic Benefit Cost(2) $2 $1 $2 $4 6.6% 9.7% 11.1% 11.3% 11.7% 12.3% 12.9% 31.6% 52.5% 18.7% 5.0% 6.7% 8.5% 8.1% $3 $3 $3 $3 $3 $3 $3 Adj. EBITDAP $29 $16 $21 $19 (12.7%) $24 $34 $40 $42 $45 $48 $52 14.1% % margin 8.8% 5.2% 6.6% 6.6% Depreciation & Amortization $10 $10 $9 $9 % of net sales 2.9% 3.3% 2.8% 3.0% EBITP $19 $6 $12 $10 Capital Expenditures $4 $3 $4 $2 % of net sales 1.2% 1.0% 1.3% 0.8% Free Cash Flow(3) $23 $12 $15 $13 % of net sales 7.0% 3.8% 4.6% 4.5% Working Capital(4) $113 $124 $102 $103 % of net sales 34.2% 39.9% 32.4% 35.1% (16.9%) 7.5% 10.6% 11.9% 12.1% 12.5% 13.1% 13.7% $9 $10 $10 $11 $11 $11 $12 2.9% 3.1% 3.0% 3.0% 3.1% 3.1% 3.1% $14 $24 $30 $32 $34 $37 $40 $2 $5 $5 $5 $5 $5 $5 0.8% 1.4% 1.5% 1.4% 1.4% 1.4% 1.3% $18 $27 $32 $34 $37 $40 $44 5.9% 8.3% 9.6% 9.9% 10.3% 11.0% 11.6% $104 $97 $100 $103 $105 $107 $110 33.3% 29.7% 29.7% 29.7% 29.4% 29.1% 29.0% 15.8%

Industry Trading Over Time Precision(1), Hurco(1), and Guideline Public Companies(2) INDEXED STOCK PRICE PERFORMANCE(3) $22.50 $21.39 $19.67 $19.28 $20.00 $17.50 $16.54 $15.00 $12.50 $10.00 $7.50 Oct-12 Apr-13 Oct-13 Precision Apr-14 Oct-14 Hurco Apr-15 Oct-15 Apr-16 Oct-16 S&P Industrials Apr-17 Oct-17 Guideline Public Companies EV / LTM ADJUSTED EBITDA (5 YEARS) 15.0x 12.5x 11.6x 11.2x 10.4x 10.0x 7.5x 5.0x 2.5x Oct-12 Apr-13 Oct-13 Apr-14 Oct-14 Apr-15 Hurco Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Precision Guideline Public Companies Source: SEC filings, Company(1) website, Capital IQ Note: Market data as of 31-Oct-17. No guideline public company is directly comparable to Precision. PROJECT PRECISION 2 1. 2. “Precision” or the “Company” defined as Hardinge Inc. (NasdaqGS:HDNG); “Hurco” defined as Hurco Companies, Inc. (NasdaqGS:HURC). Guideline Public Companies: Allied Motion Technologies Inc. (AMOT), CECO Environmental Corp. (CECE), The Eastern Company (EML), Graham Corporation (GHM), Key Technology Inc. (KTEC), Preformed Line Products Company (PLPC). Indexed to Precision stock price as of 26-Oct-12. 3. Average Precision HurcoGPC 6 mo.10.2x9.1x10.7x 1 yr.9.3x7.9x10.6x 3 yr.8.2x6.5x9.3x 5 yr.7.8x6.8x9.4x Return % Precision Hurco GPC S&P Industrials 6 mo. 57.5% 54.3% 34.4% 6.3% 1 yr. 60.1% 67.3% 61.8% 22.9% 3 yr. 49.8% 26.7% 58.1% 30.9% 5 yr. 64.4% 95.5% 112.7% 91.6%

BMO Capital Markets

Three-Year Precision Stock Price and Volume Chart

	Low	High	VWAP	Average Daily Vol. (000s)
30-Trading Day	$14.26	$16.60	$15.41	0.043
90-Trading Day	$12.03	$16.60	$14.17	0.038
180-Trading Day	$9.97	$16.60	$12.70	0.038
1-Year	$8.24	$16.60	$12.12	0.036
3-Year	$7.85	$16.60	$11.21	0.031



Offer Price
$17.25
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
--
300
250
200
150
100
50
0
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Volume (000s)
Precision Stock Price

Source: FactSet
Note: Market data as of 31-Oct-17; high and low stock price data based on intraday trading data.

3 PROJECT PRECISION

Precision Analysis at Various Prices Precision Current Metric Illustrative Offer Price Per Share ($ millions, except for $ per share values) Source: Management, Precision filings, FactSet, public Precision Investor Presentations per Precision website. Note: Share price as of 31-Oct-17. 1. 2. 3. Diluted share count per 30-Jun-17 10-Q; includes basic shares outstanding, vested options, restricted shares, and performance shares. Precision Management estimate as of 31-Dec-17. Calculated as total estimated unfunded pension liability of $56mm as of 31-Dec-17 (per management model); assumes 25% estimated tax rate based on jurisdictional review of taxes by management in 2015; $13mm of unfunded pension liability ($10mm on a tax-effected basis) attributable to Swiss pension account. $18.8 million LTM Adj. EBITDA per Precision 2nd Quarter 2016 Financial Results Supplemental Slides dated 03-Aug-17. LTM 30-Jun-17 estimate net periodic benefit cost calculated as average of 2016A ($3.5mm) and 2017E ($2.9mm). PROJECT PRECISION 4 4. 5. IMPLIED PREMIUM (DISCOUNT): Current Share Price $16.54 52-Week High $16.60 52-Week Low $8.24 30-Trading Day VWAP $15.41 90-Trading Day VWAP $14.17 180-Trading Day VWAP $12.70 1-Year VWAP $12.12 3-Year VWAP $11.21 5-Year VWAP $12.07 Fully Diluted Shares (mm)(1) $16.54 $16.75 $17.00 $17.25 $17.50 $17.75 $18.00 $18.25 $18.50 --(0.4%) 100.7% 7.4% 16.7% 30.2% 36.5% 47.6% 37.0% 13.185 1.3% 2.8% 0.9% 2.4% 103.3% 106.3% 8.7% 10.3% 18.2% 20.0% 31.9% 33.9% 38.2% 40.3% 49.5% 51.7% 38.8% 40.9% 13.187 13.189 4.3% 3.9% 109.3% 12.0% 21.7% 35.8% 42.4% 53.9% 42.9% 13.191 5.8% 7.3% 8.8% 10.3% 11.9% 5.4% 6.9% 8.4% 9.9% 11.4% 112.4% 115.4% 118.4% 121.5% 124.5% 13.6% 15.2% 16.8% 18.5% 20.1% 23.5% 25.3% 27.0% 28.8% 30.6% 37.8% 39.8% 41.7% 43.7% 45.7% 44.4% 46.5% 48.5% 50.6% 52.7% 56.2% 58.4% 60.6% 62.9% 65.1% 45.0% 47.1% 49.1% 51.2% 53.3% 13.194 13.196 13.198 13.200 13.202 Equity Value $218 $221 $224 $228 $231 $234 $238 $241 $244 Less: Cash and Cash Equivalents(2) Plus: Debt(2) (38) --(38) (38) ---- (38) --(38) (38) (38) (38) (38) ---- ---- --Total Enterprise Value $180 $183 $186 $189 $193 $196 $199 $203 $206 Plus: Unfunded Pension Liability(3) $42 $42 $42 $42 $42 $42 $42 $42 $42 Total Adj. Enterprise Value with Pension Liability $222 $225 $229 $232 $235 $239 $242 $245 $249 VALUATION MULTIPLES (MANAGEMENT PROJECTIONS): EV / LTM 30-Jun-17 Adj. EBITDA(4) $18.8 EV / 2017E Adj. EBITDA $20.7 EV / 2018P Adj. EBITDA $31.5 EV / 2017E Unadj. EBITDA $16.7 Adj. EV with Pension Liab. / LTM 30-Jun-17 Adj. EBITDAP(5) $22.0 Adj. EV with Pension Liab. / 2017E Adj. EBITDAP $23.6 Adj. EV with Pension Liab. / 2018P Adj. EBITDAP $34.4 Adj. EV with Pension Liab. / 2017E Unadj. EBITDAP $19.6 9.6x 8.7x 5.7x 10.8x 10.1x 9.4x 6.5x 11.4x 9.7x 9.9x 8.8x 9.0x 5.8x 5.9x 11.0x 11.2x 10.2x 10.4x 9.6x 9.7x 6.5x 6.6x 11.5x 11.7x 10.1x 9.2x 6.0x 11.4x 10.5x 9.8x 6.7x 11.9x 10.3x 10.4x 10.6x 10.8x 11.0x 9.3x 9.5x 9.7x 9.8x 10.0x 6.1x 6.2x 6.3x 6.4x 6.5x 11.6x 11.8x 12.0x 12.2x 12.4x 10.7x 10.8x 11.0x 11.1x 11.3x 10.0x 10.1x 10.3x 10.4x 10.6x 6.8x 6.9x 7.0x 7.1x 7.2x 12.0x 12.2x 12.4x 12.5x 12.7x

BMO Capital Markets

Precision Preliminary Value Perspectives

	Trading Multiples of Guideline Public Companies				Precedent Transactions	DCF[1]
	5-Year Historical		Current			



Offer Price: $17.25
Current Stock Price: $16.54
$16.21
$13.12
$13.64
$11.14
$21.63
$19.30
$18.00
$16.13
$16.21
$14.66
$18.54
$15.43

Enterprise Value / EBITDA Multiples						
LTM 30-Jun-17 Adj. EBITDA ($18.8mm)	7.1x - 9.3x		11.5x - 13.2x		8.2x - 9.3x	8.8x - 11.0x
2017E Adj. EBITDA ($20.7mm)	6.5x - 8.5x		10.5x - 12.0x		7.5x - 8.5x	8.0x - 10.0x
2018P Adj. EBITDA ($31.5mm)	4.3x - 5.6x		6.9x - 7.9x		4.9x - 5.6x	5.2x - 6.6x
2017E Unadj. EBITDA ($16.7mm)		6.5x - 8.5x		10.5x - 12.0x	9.3x - 10.5x	9.9x - 12.4x
Adjusted Enterprise Value / EBITDAP Multiples						
2017E Adj. EBITDAP ($23.6mm)	7.5x - 9.3x		11.0x - 12.3x		8.4x - 9.3x	8.8x - 10.6x
2018P Adj. EBITDAP ($34.4mm)	5.1x - 6.3x		7.5x - 8.4x		5.7x - 6.3x	6.0x - 7.2x
2017E Unadj. EBITDAP ($19.6mm)		7.7x - 9.4x		11.1x - 12.4x	10.1x - 11.1x	10.6x - 12.7x
Premium / (Discount) to Current Price	(20.7%) - (2.0%)	(32.6%) - (17.6%)	16.7% - 30.7%	(2.5%) - 8.8%	(11.3%) - (2.0%)	(6.7%) - 12.1%

Source: Management projections, Precision Supplemental Slide Investor Presentations
Note: Enterprise value based on diluted share count per 30-Jun-17 10-Q (includes basic shares outstanding, vested options, restricted shares, and performance shares). Current stock price as of 31-Oct-17. Equal weight not given to each financial analysis.
1. Includes estimated present value of $4.4 million of NOLs ($0.33 per share); NOL utilization not limited. Assumes WACC of 15.0% to 17.0% and perpetuity growth rate of 1% to 3%.

5 PROJECT PRECISION

Benchmarking Precision, Hurco, and Guideline Public Companies MARKET CAPITALIZATION CY2014 – CY2016 REVENUE CAGR CY2016 – CY2018E REVENUE CAGR Median Median Median ($ millions) $381 GPC $234 GPC (1%) GPC (2%) 4% 3% 6% NA NANA NA (8%) (4%) HURC PLPC CECE AMOT GHM EML KTEC HURC CECE GHM AMOT PLPC KTEC EML HURC AMOT CECE GHM EML KTEC PLPC LTM EBITDA MARGIN UNFUNDED PENSION LIABILITY EV/ LTM ADJUSTED EBITDA(P) Median Median Median ($ millions) EV / EBITDAP GPC 11% GPC $10 EV / EBITDA EV / EBITDAP GPC 11.2x 11.1x 14% 12.4x 12.1x $58 11.6x NA HURC CECE GHM AMOT EML PLPC KTEC HURC AMOT PLPC GHM EML KTEC CECE ($2) HURC EML CECE PLPC AMOT GHM KTEC Source: Company filings, wall street research Note: Market data as of 31-Oct-17. No guideline public company is directly comparable to the Company. Guideline Public Companies: AMOT, CECE, EML, GHM, KTEC, PLPC PROJECT PRECISION 6 $28 NA $11 $10 $4 12.4x 11.4x 11.2x 10.8x 11.4x 11.1x 10.4x 11.6x 10.8x 7.6x 10.4x 10.6x 7.4x 9% 11%11%11% 10% 8% 6% < 1% (2%) 2% (1%) (1%) (3%) (4%) $306 $308 $218 $276 $191 $182 $115

BMO Capital Markets

Precedent Transactions

Ann. Date	Target	Acquirer	Target Description	EV ($ mm)	EV / Revenue	EV / EBITDA	EBITDA Margin
Aug-17	Supreme		Leading manufacturer of specialized commercial vehicles including truck bodies and specialty vehicles	$342	1.1x	13.3x	8.5%
Jul-17	NN (PBC Division)	Tsubaki Nakashima Co., Ltd.	NN's PBC business manufactures and sells precision ball bearings, rollers, and stamped metals	$375	1.4x	9.2x	15.6%
Sep-16	Accuride	Crestview	Leading supplier of components to the North American and European commercial vehicle industries	$430	0.7x	5.8x	11.5%
Apr-16	SL	Handy & Harman Ltd.	Manufacturer of power electronics, motion control, power protection, electromagnetic equipment, and custom gears and gearboxes	$168	0.8x	6.7x	12.3%
Aug-15	Tecumseh	Atlas Holdings	Global manufacturer of hermetically sealed compressors for residential and commercial HVAC applications	$123	0.2x	5.6x	3.2%
Jul-15	Magnetek	CMCO	Leading manufacturer of digital power and motion control solutions for material handling, elevator and mining applications	$189	1.7x	11.2x	14.9%
Sep-13	Flow	American Industrial Partners	Leading manufacturer of industrial waterjet machines for cutting and cleaning applications	$201	0.8x	11.3x	7.1%
Aug-13	CSI	AMETEK	Leading manufacturer of custom-engineered thermal solutions	$160	3.2x	n.a.	n.a.
Apr-12	Snap-tite	Parker	Manufactures high-pressure fluid power components for the oil & gas, industrial, and research markets	$125	1.3x	n.a.	n.a.
Mar-12	Walker		Leading manufacturer of liquid- transportation systems and engineered products	$360	1.0x	6.8x	15.4%
			Mean		**1.2x**	**8.7x**	**11.1%**
			Median		**1.1x**	**8.0x**	**11.9%**

Source: Company filings, press releases

7 PROJECT PRECISION

BMO Capital Markets

Preliminary Discounted Cash Flow Summary

($ millions, except per share amounts)

PROJECTED FREE CASH FLOWS

	Fiscal Year Ending December 31,							
	2017E	**2018P**	**2019P**	**2020P**	**2021P**	**2022P**	**2023P**	**Terminal[1]**
Net Sales	$312	$326	$337	$347	$358	$368	$379	$379
% growth	*7%*	*4%*	*3%*	*3%*	*3%*	*3%*	*3%*	–
EBITDAP	$24	$34	$40	$42	$45	$48	$52	$52
% margin	*8%*	*11%*	*12%*	*12%*	*13%*	*13%*	*14%*	*14%*
EBITP	$14	$24	$30	$32	$34	$37	$40	$48
Less: Unlevered Cash Taxes[2]	(4)	(6)	(8)	(8)	(8)	(9)	(10)	(12)
Tax-Effected EBITP	**$11**	**$18**	**$23**	**$24**	**$25**	**$28**	**$30**	**$36**
Plus: Depreciation & Amortization	9	10	10	11	11	11	12	4
Less: Capital Expenditures	(2)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Less: Increase in Net Working Capital	(1)	7	(3)	(3)	(2)	(2)	(3)	(2)
Unlevered Free Cash Flow	**$16**	**$31**	**$24**	**$26**	**$29**	**$32**	**$34**	**$33**
% growth	*7%*	*91%*	*(21%)*	*7%*	*11%*	*9%*	*8%*	*3%*

IMPLIED VALUE

	Low	**High**
Cost of Capital	**17.0%**	**15.0%**
Perpetuity Growth	**1.0%**	**3.0%**
Terminal Value	$215	$273
PV of Cash Flows[3]	113	118
PV of Terminal Value[4]	90	127
PV of NOLs[5]	4	4
Plus: Net Cash[6]	38	38
Less: Pension Liability[7]	(42)	(42)
Implied Equity Value	**$203**	**$245**
F.D. Shares Outstanding[8]	13.173	13.202
Implied Value per Share	**$15.43**	**$18.54**
Implied Terminal Multiple	*4.5x*	*5.6x*
TV % of Total	*44%*	*51%*

SENSITIVITY ANALYSIS

Equity Value

WACC	Perpetuity Growth 1.0%	2.0%	3.0%
15.0%	$232	$238	$245
16.0%	$217	$221	$227
17.0%	$203	$207	$211

Equity Value per Share

WACC	Perpetuity Growth 1.0%	2.0%	3.0%
15.0%	$17.57	$18.02	$18.54
16.0%	$16.43	$16.79	$17.19
17.0%	$15.43	$15.72	$16.04

Implied Terminal Multiple

WACC	Perpetuity Growth 1.0%	2.0%	3.0%
15.0%	5.1x	5.3x	5.6x
16.0%	4.7x	5.0x	5.2x
17.0%	4.5x	4.6x	4.9x

Source: Precision Management, Precision public filings
Note: Value as of 31-Dec-17; excludes impact of synergies.
1. Normalized capital expenditures equal to 85.0% of depreciation based on 2.25% inflation and 15-year depreciation period.
2. Calculated by multiplying 25% marginal tax rate by EBITP after adding back items which are not tax deductible such as non-deductible amortization. 25% estimated tax rate based on jurisdictional review of taxes by Precision Management in 2015.
3. PV of Cash Flows assumes mid-year discounting convention.
4. PV of Terminal Value discounted from 31-Dec-23.
5. Includes estimated present value of $4.4 million of NOLs ($0.33 per share), assuming 16.0% discount rate; NOL utilization not limited.
6. Net cash as of 31-Dec-17, per Precision Management model.
7. Calculated as total estimated unfunded pension liability as of 31-Dec-17 (per Precision Management model); assumes 25% tax rate.
8. Diluted share count per 30-Jun-17 10-Q (includes basic shares outstanding, vested options, restricted shares, and performance shares).

8 PROJECT PRECISION

BMO 0Capital Markets Appendix Appendix I PROJECT PRECISION

BMO Capital Markets

Trading Metrics

($ millions)

Company	Share Price As of 31-Oct-17	Equity Value	Enterprise Value	Enterprise Value / EBITDA			Enterprise Value / EBITDAP			Price / Earnings			Net Debt /
				LTM	2017E	2018E	LTM	2017E	2018E	LTM	2017E	2018E	LTM EBITDA
Guideline Public Companies													
Allied Motion Technologies Inc.	$28.40	$276	$328	12.4x	10.5x	10.1x	12.4x	10.6x	10.5x	30.0x	22.7x	NA	1.9x
CECO Environmental Corp.	$8.77	$308	$410	7.4x	7.5x	7.0x	7.6x	7.7x	7.6x	NM	10.8x	NA	1.8x
The Eastern Company[1]	$28.90	$182	$199	11.1x	NA	NA	12.1x	NA	NA	18.7x	NA	NA	0.9x
Graham Corporation	$19.27	$191	$116	11.2x	19.1x	17.6x	10.6x	17.6x	17.8x	32.2x	70.1x	NA	NM
Key Technology, Inc.	$17.21	$115	$110	10.8x	NA	NA	10.8x	NA	NA	33.1x	NA	NA	NM
Preformed Line Products Company	$71.11	$381	$392	11.4x	NA	NA	11.4x	NA	NA	23.3x	NA	NA	0.3x
Mean:				10.7x	12.4x	11.5x	10.8x	12.0x	12.0x	27.5x	34.5x	NA	1.3x
Median:				11.2x	10.5x	10.1x	11.1x	10.6x	10.5x	30.0x	22.7x	NA	1.4x
Hurco Companies, Inc.	$44.75	$306	$246	11.6x	NA	NA	11.6x	NA	NA	26.2x	NA	NA	NM
Overall Mean:				10.8x	12.4x	11.5x	10.9x	12.0x	12.0x	27.3x	34.5x	NA	1.3x
Overall Median:				11.2x	10.5x	10.1x	11.4x	10.6x	10.5x	28.1x	22.7x	NA	1.4x
Precision[2]	$16.54	$218	$196	10.4x	7.5x	6.2x	10.4x	8.1x	6.8x	75.2x	NA	NA	NM

Source: Capital IQ, Company filings, Company websites, wall street estimates
Note: Market data as of 31-Oct-17. No guideline public company is directly comparable to the Company.
1. Multiples not pro-forma for April 2017 acquisition (target EBITDA unavailable).
2. 2017E – 2018E projections per management model.

10 PROJECT PRECISION

BMO Capital Markets

Operating Metrics

($ millions)

Company	LTM Financials Revenue	EBITDA	EBITDAP	EBIT	LTM Debt	Cash	LTM Margins GP	EBITDA	EBIT	'16-'18 CAGR Revenue	EBITDA	FCF Conversion
Guideline Public Companies												
Allied Motion Technologies Inc.	$238	$27	$27	$16	$66	$15	29%	11%	7%	0%	2%	79%
CECO Environmental Corp.	$388	$55	$55	$31	$128	$27	33%	14%	8%	(2%)	4%	98%
The Eastern Company[1]	$162	$18	$18	$14	$36	$19	26%	11%	9%	NA	(8%)	86%
Graham Corporation	$90	$10	$11	$8	$0	$75	25%	11%	9%	(4%)	3%	97%
Key Technology, Inc.	$130	$10	$10	$6	$5	$10	34%	8%	5%	NA	(4%)	78%
Preformed Line Products Company	$357	$35	$35	$22	$39	$28	32%	10%	6%	NA	(3%)	72%
Mean:							30%	11%	7%	(2%)	(1%)	85%
Median:							31%	11%	7%	(2%)	(1%)	83%
Hurco Companies, Inc.	$234	$21	$21	$17	$1	$61	29%	9%	7%	NA	(1%)	90%
Overall Mean:							30%	11%	7%	(2%)	(1%)	86%
Overall Median:							29%	11%	7%	(2%)	(1%)	86%
Precision[2]	$297	$19	$22	$10	$5	$26	33%	6%	3%	6%	(1%)	87%

Source: Capital IQ, Company filings, Company websites, wall street estimates
Note: Market data as of 31-Oct-17. No guideline public company is directly comparable to the Company. FCF Conversion calculated as (EBITDA – Capex) / EBITDA.
1. Multiples not pro-forma for April 2017 acquisition (target EBITDA unavailable).
2. 2018E projections per management model.

11 PROJECT PRECISION

BMO Capital Markets

Premiums Paid Analysis

All Industry Sectors; 2010 – Present; $100 million – $500 million Enterprise Value

	1-Trading Day Premium				5-Trading Day Premium				30-Trading Day Premium				# of Deals
	Bottom Quartile	Median	Mean	Top Quartile	Bottom Quartile	Median	Mean	Top Quartile	Bottom Quartile	Median	Mean	Top Quartile	
2010	16.9%	33.3%	36.1%	51.1%	19.9%	34.6%	38.8%	55.2%	25.4%	42.3%	43.8%	57.4%	72
2011	20.0%	31.3%	34.0%	41.0%	19.1%	32.5%	36.0%	47.8%	21.5%	37.8%	39.4%	49.5%	49
2012	26.4%	38.4%	39.6%	48.9%	24.6%	37.2%	40.6%	50.9%	26.3%	43.4%	42.6%	58.9%	56
2013	16.8%	31.2%	35.6%	47.4%	16.0%	38.3%	37.5%	48.2%	22.9%	41.2%	41.9%	57.6%	51
2014	14.6%	30.9%	33.9%	44.1%	15.1%	26.6%	32.5%	44.2%	17.0%	31.1%	34.2%	40.7%	54
2015	16.3%	26.7%	33.0%	47.9%	17.9%	28.6%	35.4%	49.5%	18.6%	30.0%	37.8%	52.5%	51
2016	20.1%	32.6%	36.2%	43.4%	19.9%	33.8%	38.0%	47.1%	21.3%	37.2%	39.2%	49.7%	55
2017 YTD	15.2%	25.0%	28.7%	39.6%	13.9%	26.7%	28.2%	34.7%	13.7%	26.2%	30.3%	37.1%	46
All	18.0%	31.5%	33.7%	46.0%	18.2%	31.9%	35.0%	48.0%	19.5%	35.0%	37.9%	50.9%	434

The transactions in the first quartile of the 1-Day premiums had the following longer-term premiums:

60-Trading Day Median	*21.4%*
90-Trading Day Median	*26.8%*
180-Trading Day Median	*32.7%*

Source: FactSet as of 31-Oct-17
Note: Includes pending and completed transactions from 2010-present involving a U.S. Target with Enterprise Value of $100mm-$500mm at Announcement where Acquirer achieved or is looking to achieve control. Excludes transactions with a 1-Day, 5-Day, or 30-Day premium above 100%. Excludes transactions with a negative 1-Day, 5-Day, or 30-Day premium. Analysis for informational purposes only.

12

PROJECT PRECISION

BMO Capital Markets

Illustrative Cost of Capital Analysis

GUIDELINE PUBLIC COMPANY BETA ANALYSIS

($ millions)

Company	Beta[1]	Beta	R^2[2]	Total Debt[3]	Equity Value[4]	Debt Ratio
	Levered	Barra Predicted Levered				
Preformed Line Products Company	0.99	1.11	0.07	$39	$381	9.4%
CECO Environmental Corp.	1.84	1.64	0.19	128	308	29.4%
Hurco	1.36	1.34	0.18	1	306	0.5%
Allied Motion Technologies Inc.	2.65	1.74	0.35	66	276	19.3%
Graham Corporation	1.65	1.08	0.35	0	191	0.1%
The Eastern Company	0.73	1.21	0.12	36	182	16.5%
Key Technology, Inc.	0.76	0.98	0.05	5	115	3.9%
Mean	**1.43**	**1.30**		**$39**	**$251**	**11.3%**
Selected Beta - Low		**1.14**				
Selected Beta - High		**1.46**				

ILLUSTRATIVE COST OF CAPITAL

Barra Predicted Levered Betas	β = 1.14	β = 1.30	β = 1.46
Cost of Debt			
Nominal Risk Free Rate[5]	2.38%	2.38%	2.38%
Borrowing Spread	4.62%	4.62%	4.62%
Country Risk Premium[6]	--	--	--
Pre-tax Cost of Debt	7.00%	7.00%	7.00%
Tax Rate	25%	25%	25%
After-Tax Cost of Debt	**5.3%**	**5.3%**	**5.3%**
Cost of Equity			
Nominal Risk Free Rate[5]	2.38%	2.38%	2.38%
Equity Risk Premium[7]	6.94%	6.94%	6.94%
Country Risk Premium[6]	--	--	--
Size Premium[7]	5.59%	5.59%	5.59%
Levered Beta[8]	1.14	1.30	1.46
Cost of Equity[9]	**15.9%**	**17.0%**	**18.1%**
Optimal Debt in Capital Structure	10.0%	10.0%	10.0%
Implied WACC[10]	**14.8%**	**15.8%**	**16.8%**

Source: Public filings, FactSet, Bloomberg, Morningstar Barra Betas
1. Bloomberg 2-year weekly raw Betas.
2. R^2 measured against S&P 500 Index.
3. Total Debt at face value.
4. Equity value as of 31-Oct-17.
5. Yield on 10-year U.S. Government bond as of 31-Oct-17.
6. Geographic revenue and asset distribution in line with that of trading comp set; volatility associated with geographic exposure taken into account by peer set betas.
7. Based on Duff & Phelps Valuation Handbook - Guide to Cost of Capital.
8. Source: Morningstar Barra Predicted Beta.
9. Cost of equity = risk free rate + β x market risk premium + size premium + country risk premium.
10. WACC = debt/(debt + equity) x((1 - tax rate) x cost of debt) + equity/(debt + equity) x cost of equity.

13 PROJECT PRECISION

BMO Capital Markets

Historical Adjusted EBITDA Reconciliation

($ millions)	Fiscal Year Ending December 31,			
	2013A	2014A	2015A	2016A
Net income (loss)	$9.9	($2.1)	$2.6	$1.2
Impairment charges	6.2	5.4	–	–
Income and gain from disc. ops, net of tax	(5.5)	(0.2)	–	–
Gain on purchase of business	–	(0.5)	–	–
Inventory adjustment	–	–	0.7	–
Inventory step-up charge	1.9	0.1	–	–
Acquisition transaction expenses	2.2	0.1	–	–
Restructuring expenses	–	–	3.6	0.7
Professional fees for strategic review process	–	–	0.8	1.3
Pension settlement loss	–	–	–	0.5
Other adjustments	0.2	–	–	0.7
Adjusted net income	**$14.9**	**$2.8**	**$7.7**	**$4.4**
Plus: Interest expense, net	$1.0	$0.7	$0.4	$0.4
Adjusted income tax expense	1.4	1.6	1.9	2.1
Adjusted operating income	**$17.3**	**$5.1**	**$10.0**	**$6.9**
Depreciation & amortization expense	$9.6	$9.8	$8.8	$8.8
Adjusted EBITDA	**$26.9**	**$14.9**	**$18.8**	**$15.7**

Source: Precision Fourth Quarter 2016 Financial Results Supplemental Slides dated 09-Feb-2017

14 PROJECT PRECISION

BMO Capital Markets

Preliminary NOL Value Analysis

ASSUMPTIONS

- NOL carryforward balance of $20.4 million
- NOL utilization not limited
- Tax rate of 25.0%(1)
- Discount rate of 16.0%(2)

NOL TAX SHIELD

($ millions)

	2018P	2019P	2020P	2021P	2022P	2023P
Net Sales	$325.7	$337.1	$347.3	$357.7	$368.4	$379.5
% growth	*4.3%*	*3.5%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*
EBITDA	$31.5	$37.4	$39.3	$41.9	$45.5	$49.2
% margin	*9.7%*	*11.1%*	*11.3%*	*11.7%*	*12.3%*	*13.0%*
% growth	*52.5%*	*18.7%*	*5.0%*	*6.7%*	*8.5%*	*8.2%*
Add: Pension Expense	2.9	2.9	2.9	2.9	2.9	2.9
Less: Interest Expense	$0.2	$0.1	$0.1	$0.1	$0.1	$0.1
Less: Depreciation	10.0	10.3	10.5	10.9	11.4	11.4
EBT	**$24.3**	**$29.9**	**$31.5**	**$33.8**	**$36.9**	**$40.6**
NOLs						
Beginning Balance	$20.4	--	--	--	--	--
(Used)	(20.4)	--	--	--	--	--
Ending Balance	--	--	--	--	--	--
Net Cash Savings from NOLs at 25.0% Tax Rate(1)	$5.1	--	--	--	--	--
Present value of NOLs	$4.4	--	--	--	--	--

Present value of NOL	$4.4
Fully Diluted Shares(3)	13.178
NOLs / Share	**$0.33**

Source: NOL balance per Precision 2016 10-K; projected financials per Precision Management
1. 25% estimated tax rate based on jurisdictional review of taxes by management in 2015.
2. Illustrative weighted average cost of capital.
3. Diluted share count per 30-Jun-17 10-Q; includes basic shares outstanding, vested options, restricted shares, and performance shares.

15

PROJECT PRECISION

Disclaimer This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Hardinge Inc. (the “Company”) by BMO Capital Markets (“BMO”) in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with BMO in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. BMO expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company or BMO takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without BMO’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without BMO’s prior written consent. BMO is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. BMO’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to BMO as of, the date of the materials. Although subsequent developments may affect the contents of the materials, BMO has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by BMO’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. BMO’s only opinion is the opinion, if any, that is actually delivered to the Board. The materials may not reflect information known to other professionals in other business areas of BMO and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, BMO did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, BMO has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. BMO has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and BMO expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and BMO does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. BMO has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, BMO has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, the division of the Company being sold, or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses, and that the final forms of any draft documents reviewed by BMO will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by BMO or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of BMO’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. BMO provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. BMO’s personnel may make statements or provide advice that is contrary to information contained in the materials. BMO’s or its affiliates’ proprietary interests may conflict with the Company’s interests. BMO may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials. PROJECT PRECISION 16